EXHIBIT 32.1

STATEMENT PURSUANT TO 18 U.S.C. Para 1350

In connection with the Quarterly Report on Form 10-QSB of Clinical Data, Inc.(the "Company") for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Israel M. Stein MD, Chairman of the Board, Chief Executive Officer and President of the Company, and Mark D. Shooman, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of such period.

/s/ Israel M. Stein MD
Date: August 12, 2004	Israel M. Stein MD Chief Executive Officer, President
/s/ Mark D. Shooman
Date: August 12, 2004	Mark D. Shooman Chief Financial Officer